Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

Re: 	Eaton Vance Special Investment Trust (the
"Registrant")
on behalf of Eaton Vance Multi-Sector Income
Fund, Eaton Vance Commodity Strategy Fund
and    Eaton Vance Short Duration Real Return
Fund.
       Registration File No.  811-01545

CIK No. 0000031266

Ladies and Gentlemen:

On behalf of the Registrant, transmitted herewith pursuant to Rule 30b1-1 under the Investment
Company Act of 1940, as amended, is an amendment to the Registrant's Annual Form N-SAR filing for the year ended October 31, 2016 (the "Amendment"). This
Amendment is being filed to reflect the signature in the internal control report of the Registrant's independent registered public accounting firm, which was not included in the Annual Form N-SAR filing that was made on December 29, 2016.

If you have any questions concerning the Amendment, please do not hesitate to contact me at (617) 672-8119.

Very truly yours,

/s/ James F. Kirchner

James F. Kirchner

Treasurer